ANHYDROUS AMMONIA SALES AGREEMENT*

THIS AGREEMENT is entered into and made effective June 30, 2001, between KOCH NITROGEN COMPANY, a Nebraska corporation, with principal offices at 4111 East 37th Street North, Wichita, Kansas 67220 (herein called "Koch") and EL DORADO CHEMICAL COMPANY, an Oklahoma corporation, with principal offices at 16 S. Pennsylvania, Oklahoma City, Oklahoma 73107 (herein called "Buyer");

WITNESSETH:

WHEREAS, the parties entered into previous agreement dated effective October 1, 1999 and January 15, 2001, ("the Previous Agreements") and it is their intent to terminate the Previous Agreements (except as specifically set forth herein) and replace them with this agreement ("this Agreement"); and

WHEREAS, as specified in this Agreement, Buyer and Koch desire to enter into an anhydrous ammonia sales agreement under which Koch agrees to supply to Buyer and Buyer agrees to purchase from Koch 100% of its anhydrous ammonia Product Requirements, as set forth herein, and

WHEREAS, as specified in this Agreement, Koch shall charge Buyer a price for each ton based upon the pricing formulas set out in this Agreement; and

WHEREAS, as specified in this Agreement, Buyer shall be responsible for all Taxes related to such quantities of anhydrous ammonia and for all transportation charges beyond the Delivery Point hereunder; and

WHEREAS, the parties desire to state their agreements in writing;

NOW THEREFORE, in consideration of the mutual promises herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I. DEFINITIONS

Whenever used in this Agreement, the following terms shall have the following respective meanings:

*INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION.  THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

  "Agreement" shall mean this Anhydrous Ammonia Sales Agreement between Koch and Buyer.
  "Ammonia Pipeline Transportation Charge" shall mean the Ammonia Pipeline Transportation Charge as referenced in Article VI, Section E.
  "Buyer Facility" shall mean Buyer's chemical production facility located at El Dorado, Arkansas.
  "***" shall mean *** per metric ton of the weekly price range for Ammonia published in Fertilizer Markets for the week Product is delivered to Buyer. For example, if Product is delivered to Buyer by pipeline during the week from Monday, July 9, 2001 to Monday, July 16, 2001, *** published in the Friday, July 13, 2001 issue of Fertlizer Markets will apply. In the event Fertilizer Markets is not published for one of the weeks during the Month, the price for such week will be the previous week's published price.
  "***" shall mean the low price per metric ton of the weekly price range for Ammonia published in Fertilizer Markets for the week Product is delivered to Buyer. For example, if Product is delivered to Buyer by pipeline during the week from Monday, July 9, 2001 to Monday, July 16, 2001, *** published in the Friday, July 13, 2001 issue of Fertilizer Markets will apply. In the event Fertilizer Markets is not published for one of the weeks during the Month, the price for such week will be the previous week's published price.
  "Contract Price" shall mean the Contract Price as referenced in Article VI, Section B.
  "Delivery Point" shall mean (i) for pipeline deliveries, the discharge side of the Product meter of the ammonia pipeline owned by Koch Pipeline Company, L.P. located at Buyer's Facility, or (ii) for rail or trucking deliveries, the point at Buyer's Facility where the truck or rail cars come to rest, or (iii) another delivery point along Koch Pipeline Company, L.P.'s ammonia pipeline, provided Buyer gives Koch at least forty-five (45) days written notice prior to the date it wishes to begin delivery at such alternate delivery point.
  "Effective Date" shall mean June 30, 2001.
  "Fallback Price" shall mean the Fallback Price as referenced in Article VI, Section G when a Temporary Price cannot be agreed upon.

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  ***INDICATES INFORMATION IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION.  THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

  "Koch Facility"  shall mean Koch's anhydrous ammonia production facility at Sterlington, Louisiana. The Koch
   Facility has two (2) ammonia production units, each capable of producing ammonia independently of the other.
  "Koch Terminal"   shall mean Koch's anhydrous ammonia terminal at Taft, Louisiana capable of receiving ammonia by vessels, loading and shipping ammonia in a barge, and reinjecting ammonia into the ammonia pipeline.
  "Market Activity" shall mean actual purchase transactions published in Fertilizer Markets and reflected in the published pricing index for the respective Market Price currently being used to determine the Price. Market Activity shall not mean lack of price movement of the pricing index even though purchase transactions may have occurred at the same published price.
  "Market Price" shall mean the Market Price as referenced in Article VI, Section C.
  "Market Price Adjustment" shall mean the Market Price Adjustment as referenced in Article VI, Section D.
  "Month" shall mean a calendar month.
  "Monthly Average Price" shall be defined as the average of the Prices stated in the weekly provisional invoices dated during the Month.
  "Price" shall mean the Price referenced in Article VI, Section A.
  "Product" shall mean commercial anhydrous ammonia having the following specifications:

            Ammonia (NH3) Content: 99.5% minimum, by weight %

            Water: 0.2% minimum to 0.5% maximum, by weight %

            Oil: 5 ppm maximum, by weight
  "Product Requirements" shall mean Product purchased by Buyer for Buyer's account for further processing at Buyer's Facility. Currently Buyer's annual Product Requirements at Buyer's Facility are approximately 220,000 short tons, exclusive of any tolling arrangements with existing unaffiliated third parties
  "Taxes" shall mean the definition set forth in Article IX, Section A.
  "Temporary Price" shall mean a Temporary Price agreed upon between the parties as set forth in Article VI, Section G.

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  "Temporary Price Discount" shall mean and be determined as set forth in Article VI, Section F.

II. TERM

        This Agreement shall continue and remain in full force and effect for a term commencing on the Effective Date and ending December 31, 2002 (hereafter "Term").

III. QUANTITY TO BE SUPPLIED

  Quantity. During the Term, Buyer will purchase from Koch one hundred (100) percent of its Product Requirements.
  Existing Tolling Arrangements. Existing tolling arrangements of Product by Buyer with unaffiliated third parties are not subject to this Agreement. At execution of this Agreement, the Buyer's only existing tolling arrangement at Buyer's Facility is with Solutia.
  Subsequent Tolling Arrangements. In the event Buyer concludes a tolling arrangement with an unaffiliated third party after the execution of this Agreement, Buyer's Product Requirements will be reduced by an amount equal to the amount used pursuant to the unaffiliated third party tolling arrangement(s) at Buyer's Facility. However, if the unaffiliated third party desires Buyer to provide Product at Buyer's Facility to be tolled for such unaffiliated third party, Koch will supply to Buyer the third party's Product quantity requirements at Buyer's Facility for Buyer's account for the same Term and on the same terms and conditions as contained in this Agreement if such is acceptable to the unaffiliated third party. If an unaffiliated third party desires Buyer to provide Product at Buyer's Facility, and such Product requirement is for a period less than the Term, or on other than the same terms and conditions herein provided, or on a spot basis, Koch will have the option, but not the obligation, to supply Buyer such third party's Product requirement at Buyer's Facility for Buyer's account, if such is acceptable to the unaffiliated third party.
  Measurement. The quantity of Product delivered hereunder to Buyer by the ammonia pipeline shall be governed by the weights and measures taken by meters owned by Koch Pipeline Company, L.P. at the Delivery Point pursuant to Koch Pipeline Company, L.P.'s tariff in effect on the date of delivery. For trucking or rail deliveries, the quantity of Product delivered to Buyer shall be governed by the weights and measures taken as the trucks or rail cars are

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   loaded at the Koch Facility or at an alternative third party supply source. The foregoing measurements of said quantities shall be final and conclusive, unless proven to be in error.

IV. QUALITY

 All Product delivered hereunder shall conform to the specifications set forth in Section R of Article I. All claims by Buyer that any Product delivered hereunder does not conform to the specifications set forth in said Section R of Article I, shall be made in writing and sent within thirty (30) days after Koch's delivery of such Product to the Delivery Point. Failure to give written notice of such claim within the specified time shall constitute a waiver of and bar to such claim, and Buyer shall be precluded from relying on defects which are not stated in such notice as a basis for rejection or assertion of a breach.

V. WARRANTIES

  Koch makes no Koch makes no warranty of any kind, express or implied, except that Product sold hereunder shall conform to the specifications set forth in Section R of Article I and that Koch will convey good title thereto, free from any lien or security interest. KOCH ASSUMES NO OTHER LIABILITY WITH RESPECT TO PRODUCT AND MAKES NO OTHER WARRANTY WHETHER OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR OTHERWISE, EXPRESSED OR IMPLIED, WITH RESPECT THERETO.
  Neither party shall be liable, under any circumstances, for any special, indirect, incidental, consequential (including but not limited to, loss of profits or any similar damages) or punitive or exemplary damages arising out of this Agreement, except for third party personal injuries and property damage which are deemed by applicable law to be consequential damages. In no event shall the amount of any claim by Buyer, whether for failure to meet the specifications, for non-delivery, or for any other reason, be greater than the actual replacement costs of the Product for the particular shipment. In this regard, Buyer's sole and exclusive remedy for any breach of this Agreement by Koch shall be, at Koch's option, replacement of any nonconforming product at the Delivery Point or

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   payment not to exceed the replacement price of the Product. Koch shall use commercially reasonable efforts to obtain and deliver replacement Product.

VI. PRICE

  Price.  For each  short ton of Product sold to Buyer hereunder, Koch shall charge, and Buyer shall pay to Koch the following Price:

            Price per short ton = ***.

            ***.
  Contract Price. The Contract Price per short ton will be determined as follows:

       1)  Contract price per short ton = ***

       2)  Contract Price per metric ton = ***
  Market Price.  The Market Price per metric ton for the Product will be determined as follows:

  Market Price per metric ton = ***
     D.   Market Price Adjustment. The Market Price Adjustment per metric ton for the Product will be conditional on
            ***

***INDICATES INFORMATION IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION.  THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

***

       E.   Ammonia Pipeline Transportation Charge. The Ammonia Pipeline Transportation Charge per short ton will be based on Koch's actual ammonia pipeline transportation cost from the Koch Facility or the Koch
             Terminal to the pipeline Delivery Point at Buyer's Facility. The actual cost is currently $6.73 per short ton from both the Koch Facility and the Koch Terminal to the Delivery Point. Koch shall pay Buyer any rebates or refunds which Koch receives from Koch Pipeline Company, L.P. related to such shipments on such ammonia pipeline.

  Temporary Price Discount/Lump Sum Payment. Effective July 1, 2001 a Temporary Price Discount of *** per metric ton on the Product delivered and purchased each Month by Buyer, up to a maximum of 10,000 metric tons (11,023 short tons) per Month, will be provided by Koch until a total of *** in discount has been earned by Buyer. Once the aggregate Temporary Price Discount reaches ***, the discount will be discontinued. The Temporary Price Discount will be applied to the respective invoices in chronological order of the issuance of such invoices. In the event Buyer does not purchase sufficient quantity during the term of the Agreement to reach an aggregate Temporary Price Discount of ***, Koch is not obligated to pay or credit any unearned discount to Buyer. Upon execution of this Agreement Koch shall pay to Buyer a one-time lump sum payment of *** under the Previous Agreement between the parties relative to ammonia supply and which is now superceded by this Agreement.

  Pricing Index. The spirit of this Agreement is that the pricing index within the pricing mechanism represents a fair market price to each party based on Market Activity in the ***. However, due to possible changing market conditions and the length of the Term of this Agreement, each party recognizes the pricing index used to determine the Market Price may at some point become inaccurate. In the event this occurs, either party will have the option to

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  ***INDICATES INFORMATION IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION.  THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

  tender notice to the other party in writing of their concern, based on three (3) separate trigger points. Two (2) trigger points will be based on a short-term concern and one (1) trigger point will be based on a longer-term concern, as defined below.

              G.1.  Short Term Pricing Index Concern. If a party to this Agreement believes the pricing index used to determine the Market Price in Section C of this Article reflects temporary illiquidity of the market due to no reported Market Activity for a period of four (4) consecutive weeks it must notify the other party both verbally and in writing of its concern, and both parties will make good faith efforts to negotiate a Temporary Price. Temporary Price when in effect as provided herein, shall mean that the Price as determined based on Article VI, Section A, B, C, and D shall be determined with the Market Price per metric ton under Section C deemed to be equal to the Temporary Price agreed to between the parties. The spirit of negotiating the Temporary Price will be to determine a price that is between the current Market Price and the Fallback Price. This negotiation will be based on other pricing indexes or market indicators that at the time of negotiating the Temporary
                      Price are considered more liquid or representative of the market due to Market Activity. The parties will make commercially reasonable efforts to reach a Temporary Price rather than defaulting to the Fallback Price unless both parties mutually agree the Temporary Price should be the
                      Fallback Price. If the parties can not agree to a Temporary Price within one (1) week of the date of tendering of notice, the Temporary Price will then be the Fallback Price. Fallback Price, when in effect as provided herein, shall mean that the Price as determined based on Article VI, Section
                      A, B, C, and D shall be determined with the Market Price per metric ton under Section C deemed to be equal to  ***. The spirit of this Agreement will be to default to the Fallback
                      Price only in the event the parties can not agree to a Temporary Price. The Temporary Price or the
                      Fallback Price will remain in effect until Market Activity occurs in the pricing index that originally caused the party to tender notice of concern at which time the Price will be determined based on
                      Article VI, Sections A, B, C, and D. There will be no retroactive adjustment or payment for the

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***INDICATES INFORMATION IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION.  THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

                     period prior to arriving at the Temporary Price or the Fallback Price. In the event a Temporary Price has been agreed to by the parties prior to the Market Price being published in Friday's issue of
                     Fertilizer Markets, and the Market Price changes, then the agreed to Temporary Price will not apply as the change in the Market Price will negate the need for a Temporary Price in this instance.

            G.2   Short Term Pricing Concern with Respect to the ***.

                     .1  In the event the Market Price is (i)  ***, then the concerned party must notify the other party both verbally and in writing of its concern, and both parties will make good faith efforts to negotiate a Temporary Price.

                     .2  Temporary Price, when in effect as provided herein, shall mean that the Market Price per metric ton under Section C shall be deemed to be equal to the Temporary Price agreed to between the parties. The parties will make commercially reasonable efforts to reach a Temporary Price rather than defaulting to the Fallback Price unless both parties mutually agree the Temporary Price should be the Fallback Price.
                     If the parties can not agree to a Temporary Price within one (1) week from the date of tendering of notice, the Temporary Price will then be based on the Fallback Price. The spirit of this Agreement will be to default to the Fallback Price only in the event the parties can not agree to a Temporary Price.

                    .3  Fallback Price, when in effect as provided herein, shall mean that the Market Price per metric ton under
                    Section C shall be deemed to be equal to the ***.

***INDICATES INFORMATION IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION.  THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

                       ***.

                     .4  There will be no retroactive adjustment or payment for the period prior to arriving at a Temporary Price or a Fallback Price. In the event a Temporary Price has been agreed to by the parties prior to the Market
                     Price being published in Friday's issue of Fertilizer Markets, and the Market Price changes, then the agreed to Temporary Price will not apply as the change in the Market Price will negate the need for a
                     Temporary Price in this instance.

              G.3  Longer Term Pricing Index Concern. If a party to this Agreement believes the pricing index used to determine the Market Price is inaccurate because of a change in the structure of the market, rather than because of the lack of reported Market Activity, and this condition has persisted on a continual basis for at least sixty (60) days, it must notify the other party in writing of its concern regarding the pricing index, along with a proposed alternative pricing index. The parties will negotiate in good faith to agree upon an alternative pricing index within thirty (30) days from the date of notification, but neither party will be obligated to reach mutual agreement. During the interim period of negotiation, the Price will continue to be determined as otherwise provided in this Agreement. In the event of the parties' failure to agree upon an alternative pricing index, the Price will continue to be determined as otherwise provided in this Agreement.

VII. PAYMENT TERM

    A.   Koch will provide Buyer with payment terms on open credit subject to the terms below provided Koch's total credit exposure *** during any payment period. Total credit exposure will be the sum of the current invoiced amount for Product delivered from Koch to Buyer and the estimated invoice amount for Product that will be delivered from Koch to Buyer during the period from the date of the current invoice to the payment due date.
           In the event Koch's total credit exposure ***, Koch has the right to modify the payment terms or invoicing procedure to bring Koch's total credit exposure ***.

***INDICATES INFORMATION IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION.  THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

   B.    Koch shall prepare and fax to Buyer a weekly provisional invoice by Tuesday of every week during the Month in an amount equal to the (i) Price per short ton based on the previous Friday's Market Price multiplied by the
           (ii) short tons delivered or taken during the period from the previous Monday to the current Monday based on the pipeline meter reading provided by Buyer to Koch on every Monday. In the event a Temporary Price or Fallback Price is in effect, this will become the Market Price for the week. Payment by wire transfer to
           Koch's account at Buyer's sole cost and expense shall be due on Wednesday of the same week the weekly provisional invoice is delivered. If the Wednesday is a holiday where banks are authorized to be closed, Buyer shall make the wire transfer payment on the next business day following such Wednesday. Buyer agrees to accept as originals facsimile copies of invoices from Koch.

    C.  At the end of each Month, Koch shall prepare and fax to Buyer a reconciliation of the weekly provisional invoices for the Month with the amount due for the Month after taking into account all adjustments to the weekly provisional invoices necessary to accurately reflect application of the pricing terms of this Agreement.
          The reconciliation will be based on preparing a final monthly invoice based on all the weekly provisional invoices during the Month that have an invoice date during said Month. The final monthly invoice shall be based on an amount equal to the (i) Monthly Average Price per short ton multiplied by the (ii) sum of short tons delivered or taken as stated in the weekly provisional invoices during the Month that have an invoice date during said Month. The final monthly invoice will be compared to the sum of the weekly provisional invoices for the designated time period, and any difference will be either debited or credited on the next weekly provisional invoice.

    D.  If there are insufficient funds in Buyer's account to cover the amount owed to Koch, interest shall accrue on the unpaid amount at the rate of twelve (12) percent per annum from the date when due until paid.

     E.  *** In the event a final and unappealable determination is made that the STB decision will not be overturned, then Koch will wire transfer the STB refund (in an amount of *** plus interest per diem from August 20, 2001 until payment is made) to Buyer within fifteen (15) days after such final determination, ***.  In the event a final and unappealable determination is made that the STB decision should be overturned, then Koch will not be

***INDICATES INFORMATION IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION.  THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

          obligated to pay back the STB refund to Buyer as Koch will be obligated to pay back the STB refund to Koch
          Pipeline Company, L.P. In both events,  Koch will have the right to adjust the payment terms accordingly.

    F.  Koch may from time to time demand different terms of payment whenever Koch within its good faith discretion deems itself insecure because the prospect for Buyer's payment or performance reasonably appears to Koch to be impaired. In any such event, and upon written notice specifying the event warranting the change in terms of payment, Koch may suspend further deliveries pending agreement of Buyer to the revised payment terms.

VIII. DELIVERY

    A.  Buyer shall notify Koch no later than the 1st calendar day of the Month immediately prior to the Month of delivery of Product in short tons that Buyer wishes to receive for such Month of delivery. Buyer shall promptly notify Koch in writing of any known or anticipated changes that will not permit Buyer to receive the monthly quantity.

    B.  Title and Risk of Loss. Koch shall deliver the Product hereunder to Buyer at the Delivery Point, title and risk of loss shall pass to Buyer at the Delivery Point, and upon the passing of said title to Buyer, Buyer shall be deemed to have exclusive ownership and control of said Product and shall be responsible for any injuries or damages caused thereby.

    C.  Shipper of Record. Koch shall be the shipper of record for delivery of Product on the ammonia pipeline to
          Buyer at Buyer's Facility.

IX. TAXES

   A.  All present and future taxes, including, but not limited to, the Superfund Tax, (referred to herein as "Taxes")
         relating to the Product delivered hereunder, including all new taxes or increases in existing taxes including excise taxes (but excluding Koch's net income, excess profits, or corporate franchise taxes) imposed by any governmental authority upon the manufacture, use, sale, or delivery of the Product, shall be for Buyer's account, unless Buyer delivers to Koch current exemption certificates evidencing Buyer's exemption from paying such
          Taxes.

     B.  Buyer agrees to indemnify and hold harmless Koch and its successors and assigns from and against any and all excise taxes (but not including net income, excess profits, or corporate franchise taxes), inclusive of any penalty and interest, assessed at a future date against Koch by any governmental authority upon the manufacture, use, sale, or delivery of the Product Requirements.
  FORCE MAJEURE
  Neither Koch, nor Buyer, shall be liable for any failure or delay in performance under this Agreement, except for the obligation to make money payments due hereunder for Product already purchased, due to a Force Majeure event. "Force Majeure," as used herein shall mean any event which may be due in whole or in part to any contingency, delay, failure, cause or other occurrence of any nature beyond a party's reasonable control, whether it is presently occurring or occurs in the future, which (i) physically prevents Koch from producing, transporting, or delivering the Product to Buyer's facility in Koch's normal course and/or then intended course of business (including both Koch Facility and Koch Terminal) or (ii) which physically prevents Buyer from receiving or using Product at Buyer's Facility. Nothing herein shall require Koch to start or restart either one or both units at the Koch Facility or to purchase Product from a third party in order to remove a Force Majeure event then occurring, but Koch shall have the option to do so in Koch's sole discretion. Further, in the event of a Force Majeure event should Koch elect not to furnish substitute Product from either the Koch Facility or from a third party, Koch shall have the right to offer to Buyer substitute Product at a price to be determined in Koch's sole discretion, but otherwise on the terms and conditions herein contained. In addition, in the event that Buyer should not accept such offer, Koch shall have the right of first refusal to sell substitute Product to Buyer on the same terms and conditions as those which a third party may offer to Buyer.

     B.    Notwithstanding any other provision of this Agreement, if ammonia pipeline transportation service is interrupted or curtailed by a Force Majeure event, preventing or delaying Koch from making all or a portion of the required deliveries of Product hereunder, Koch shall use commercially reasonable efforts to arrange rail or trucking transportation service from Koch's Facility or a third party supply source to Buyer's Facility. Ammonia pipeline allocation shall not constitute a Force Majeure event; provided, that mechanical breakdown of the ammonia pipeline could constitute a Force Majeure event. Buyer shall be responsible for and reimburse Koch for all rail and/or trucking transportation costs incurred by Koch for deliveries of Product hereunder, including without limitation demurrage charges, which exceed the contemplated delivery of Product by pipeline at
           Buyer's Facility. However, if Buyer is forced to pay a trucking and/or rail transportation rate that is higher than the Ammonia Pipeline Transportation Charge and the increased transportation rate makes it uneconomical for Buyer to operate Buyer's Facility, forcing Buyer to shut down such facility, then Buyer shall have the right to suspend its performance hereunder by providing Koch with ten (10) days prior written notice. However, Buyer shall not be allowed to suspend its performance hereunder if Koch, in its sole discretion, elects to pay the difference between the Ammonia Pipeline Transportation Charge and the trucking and/or rail transportation charges to the Delivery Point. If it remains uneconomical for Buyer to operate Buyer's Facility for sixty (60) consecutive days from the date Buyer gives Koch notice solely because of the interruption or curtailment of pipeline Product deliveries hereunder and Koch elects not to pay the transportation differential, then Buyer shall have the right to terminate this Agreement by providing Koch with written notice within five (5) days after the end of the sixty (60) day period.

    C.  The term "Force Majeure" shall not include (i) an event caused by a party's sole or contributory negligence; (ii)
          Koch's ability to sell, or Buyer's ability to purchase from a third party, Product at a price more advantageous than the Price; (iii) Buyer's loss of markets for products produced at Buyer's Facility; (iv) shutdown of Koch's
          Terminal or Buyer's Facility for reasons other than a Force Majeure event and (v) routine or scheduled maintenance at Koch's Facility, Koch's Terminal or Buyer's Facility.

    D.  If a Force Majeure event occurs, the declaring party may exercise its right under this Article by giving timely notice thereof to the other party setting forth with reasonable particularity the nature of the Force Majeure event. The declaring party shall use reasonable efforts to remedy the situation as quickly as possible and shall only be excused from performance hereunder during the duration and only to the extent of the Force

         Majeure event.  The declaring party shall give the other party prompt notice of when the Force Majeure event ends. If Koch's deliveries of Product to Buyer are impeded due to a Force Majeure event, or an ammonia pipeline allocation event, Koch shall have the right to apportion deliveries among its present and future customers (including regular customers not then under contract) and Koch's own requirements on a reasonable basis. In the event of a Force Majeure event, neither Koch nor Buyer shall be obligated to take any action which would result in increasing such party's performance costs under this Agreement beyond the costs which it would have incurred in the absence of such Force Majeure event.

    E.  If, at any time during this Agreement's term, any regulatory or governmental body adopts, issues, or publishes any action, rule, or order which directly or indirectly materially and adversely affects the rights or obligations of Koch or Buyer under this Agreement or (each of the events described in hereafter referred to as "Adverse
         Action"), the affected party shall notify the other party in writing of the Adverse Action and the parties shall enter into negotiations to modify this Agreement. If negotiations regarding the Adverse Action do not result in Koch and Buyer agreeing on the terms of a modification to this Agreement within sixty (60) days from the delivery of notice by the affected party to the other party, the affected party shall have the right, but not the obligation, to suspend its performance hereunder from the end of the sixty (60) day period until such time, if any, as the parties reach agreement on such a modification to this Agreement. In the event such Adverse
         Action continues for a period of one hundred twenty (120) days after the affected party notifies the other party of the same and the parties have not reached agreement on such modification to this Agreement, either party may, but is not required to, terminate this Agreement upon thirty (30) days written notice delivered to the other party within one hundred eighty (180) days from the first notification of the Adverse
         Action. Upon termination, all obligations by either party shall cease, except rights and obligations accrued to the effective date of the termination. In the event of an Adverse Action, upon written request, the affected party shall provide the other party with data or information reasonably necessary for the affected party to determine that such Adverse Action exists, subject to the confidentiality obligations of Article
          XVI of this Agreement.

XI. REMEDIES FOR PAYMENT BREACH

    A.  If Buyer is late in making any payment due to Koch under Article VII hereof, Koch may at its sole discretion by twenty-four (24) hours notice to Buyer of such late payment and of Buyer's opportunity to cure, and upon Buyer's failure to cure during such notice period, elect one or more of the following courses of action:

          1.  Cease to make any further deliveries hereunder until Buyer has made the late payment and has taken steps to assure Koch that there shall be no such delinquencies in the future;

         2.  Refuse to make any further deliveries hereunder except upon cash payments before delivery;

         3.  Stop delivery of goods in the possession of a carrier or other bailee as provided by law;

         4.  Resell any Product concerned without further notice to Buyer and without affecting or abating Buyer's other obligations under this Agreement; or

         5.  Set off any obligations Koch may have to Buyer against the payments due Koch hereunder;

         ***.

        If Buyer has not remedied late payments to the reasonable satisfaction of Koch within ten (10) days after receipt of written notice from Koch, Koch may at its option by notice to Buyer terminate this Agreement (without discharging any claim for breach). The election by Koch of any of the courses of action hereto shall in no way limit any other remedies available to Koch under this Agreement or otherwise at law or in equity.

 B.  If either party:

       1.  Voluntarily petitions under or otherwise seeks the benefit of any bankruptcy, reorganization, arrangement or insolvency law; or

       2.  Makes a general assignment for the benefit of creditors; or

       3.  Is adjudicated bankrupt or becomes insolvent; or

***INDICATES INFORMATION IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION.  THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

       4.  Allows a receiver or trustee of the business to be appointed; or

       5.   Fails to perform any part of this Agreement (other than provided for in Section A of this Article) and upon written notice of such failure by the other party fails to remedy the same within thirty (30) days of such notice, or in the event such failure cannot reasonably be cured within thirty (30) days, does not initiate and pursue reasonable corrective action within said period of time, then, in any of said events, this Agreement may be terminated forthwith by written notice at the option of the other party with such other party retaining all its other rights and remedies at law or in equity.

XII. RIGHTS NOT WAIVED

The waiver by either party hereto of any breach of this Agreement by the other party hereto shall not be deemed to be a waiver of any successive or other breach of this Agreement. Each and every right, power and remedy may be excused from time to time and so often and in such order as may be deemed expedient by the party, and the exercise of any such right, power or remedy shall not be deemed a waiver of the right to exercise at the same time or thereafter, any other right, power or remedy.

XIII. NOTICES

Any notices, requests or other communications required or permitted by any provision of this Agreement shall be in writing and shall be deemed delivered if delivered by hand, facsimile, national overnight courier service, or mailed by U.S. Postal Service, postage prepaid, by registered or certified mail, and if to Koch, addressed to:

Koch Nitrogen Company
4111 East 37th Street North
P.O. Box 2256
Wichita, KS 67201
Attention: President

Secretary,
Koch Nitrogen Company
c/o Legal Department
4111 East 37th Street North
P.O. Box 2256
Wichita, KS 67201

or, if to Buyer, addressed to:

El Dorado Chemical Company
16 S. Pennsylvania
Oklahoma City, OK 73107
Attn: President

El Dorado Chemical Company
16 S. Pennsylvania
Oklahoma City, OK 73107
Attn: General Counsel

Any party may change the address to which notices are to be given by mailing written notice thereof to the other party as provided above.

XIV. ASSIGNMENT

Notwithstanding any prior provision, neither party shall assign or delegate, or permit by assignment or delegation, by operation of law or otherwise any of its rights and obligations under this Agreement to any third party without first obtaining the prior written consent of the other party, which shall not be unreasonably withheld. Notwithstanding the foregoing, either party shall be allowed to assign this Agreement to an Affiliate upon providing written notice to the other party, provided no such transfer shall operate to relieve the transferor party of its obligations hereunder. For purposes of this Agreement, "Affiliate" shall mean any corporation or other business enterprise which directly or indirectly controls, is controlled by, or is under common control with a party hereunder; and for the purpose of this definition "control" shall mean the ability to directly or indirectly vote fifty percent (50%) or more of the shares or other securities at the time entitled to vote for the election of directors. Any assignment or delegation, or attempted assignment or delegation, in violation of this Article XIV shall be null and void, shall be considered a material breach of this Agreement and shall permit the other party in addition to any other rights which it may hereunder or at law or in equity to terminate this Agreement and exercise any remedies available to the non-breaching party hereunder or at law or in equity.

XV. ENTIRE AGREEMENT; AMENDMENT

This Agreement constitutes the final and complete Agreement between the parties relative to the transactions contemplated hereby and supersedes any and all prior or contemporaneous agreements, understandings, correspondence or other agreements relating to the subject matter hereof. This Agreement may be amended only by a written document signed by duly authorized representatives or employees of each of the parties hereto. Any printed terms or conditions contained in any printed forms used in placing or acknowledging orders hereunder, or otherwise used in any way in connection with the sale and purchase provided for in this Agreement, shall not have the effect of modifying or amending this Agreement in any respect unless specifically identified and accepted in writing by a duly authorized representative of both parties.

XVI. CONFIDENTIALITY

If an Adverse Action, as defined in Section E of Article X, results in a party's suspension of its performance hereunder, the affected party may, as provided for in said Section, provide the other party with certain information ("Adverse Action Information"). Koch and Buyer may also, in connection with their respective performance of this Agreement, communicate information, give notices and exchange documents ("Contract Related Information"). The receiving party shall maintain in confidence the Adverse Action Information and the Contract Related Information, and such information shall be disclosed to no one other than (i) the receiving party's officers, directors, agents and other personnel who need to know the same in connection with this Agreement, and such officers, directors, agents and other personnel shall be advised of and bound by the confidential nature of such information or (ii) when disclosure is required by law or pursuant to a court or administrative order. For disclosures required under sub-item (ii), the disclosing party shall immediately notify the other party of the required disclosure so that the other party may seek an appropriate protective order or other remedy and use reasonable efforts to limit the scope of the disclosure so required. If a protective order or other remedy is not obtained, the disclosing party shall only furnish such portion or portions of the Confidential Information, as it is legally required to furnish. Koch and Buyer shall take all proper precautions to prevent such information from being acquired by any unauthorized person, firm, company or other entity. In this regard, Koch and Buyer acknowledge specifically, but without limitation, that both injunctive relief and monetary damages, alone or in combination, are appropriate remedies for any breach of this Article XVI by Koch or Buyer or any person, firm, company or other entity obtaining such information through the recipient thereof. The confidentiality obligations hereunder shall continue for a period of seven (7) years after the termination of this Agreement. Koch shall have no obligation to provide, and Buyer shall have no right to obtain, information regarding Koch's Product supply costs.

XVII. ARTICLE HEADINGS

Article headings are for the convenience of the parties and are not considered parts of the Agreement, it being stipulated that any headings in conflict with the substantive provisions of the Agreement shall have no force and effect.

XVIII. GOVERNING LAW

This Agreement shall be governed exclusively by the laws of the State of Kansas both with respect to interpretation and performance without giving effect to any provision which would direct application of the laws of another jurisdiction. Koch and Buyer agree that venue and jurisdiction of any action or cause of action arising hereunder shall be exclusively in the United States District Court for the District of Colorado. If the Colorado court, sua sponte, would dismiss for lack of jurisdiction, then the venue and jurisdiction of any action or cause of action arising hereunder shall be exclusively in the United States District Court for the District of Kansas.

XIX. SEVERABILITY

The provisions of this Agreement are severable and, if any provisions are determined to be void or unenforceable in whole or in part, the remaining provisions shall remain unaffected and shall be binding and enforceable in accordance with the terms hereof.

XX. AUTHORITY

     A.  Buyer warrants and represents that it is a corporation duly organized and validly existing and in good standing under the laws of the State of Oklahoma and has all requisite power and authority to lawfully carry on its business as now being conducted and specifically, that it has all requisite power and authority to make, execute, deliver and perform this Agreement. The signatory below signing for Buyer has been duly authorized by his principal to bind his principal to the terms and conditions of this Agreement.

     B.  Koch warrants and represents that it is a corporation duly organized and validly existing and in good standing under the laws of the State of Nebraska and has all requisite power and authority to lawfully carry on its business as now being conducted and specifically, that it has all requisite power and authority to make, execute, deliver and perform this Agreement. The signatory below signing for Koch has been duly authorized by his principal to bind his principal to the terms and conditions of this Agreement.

XXI. LEGAL COMPLIANCE.

Each party shall be subject to all applicable laws, rules, regulations and ordinances issued by any national, state, or local regulatory or governing body and may act in accordance therewith until such time as the same may be held invalid by final judgment in a court of competent jurisdiction, except to the extent inconsistent with, or prohibited by, United States Law.

XXII. TERMINATION OF PREVIOUS AGREEMENT

Buyer and Koch agree that the Previous Agreement shall be terminated in its entirety.

XXIII. MISCELLANEOUS

     A.  Situs. The situs of this Agreement shall be Wichita, Kansas.

     B.  Additional Rules of Interpretation and Construction.

          1.  No Construction Against Draftsman. No implications or inferences shall be drawn from the deletion of or addition to the terms of previous drafts of this Agreement. Koch and Buyer acknowledge that each has had the opportunity to participate in the preparation of this Agreement and, therefore, in the event of any ambiguity in, or controversy with respect to the meaning of, any term or provision contained in this
               Agreement, no presumption or inference shall be drawn against either Koch or Buyer in the interpretation of this Agreement by reason of the participation by either party or their attorneys in the preparation of this Agreement.

         2.  Gender. Words of any gender in this Agreement shall include the other gender, and words in the singular number shall include the plural, when the context requires.

         3.  Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which executed counterparts together shall constitute one agreement.

    C.  Binding Effect. Without limitation of the foregoing, this Agreement shall inure to the benefit of and be binding upon Koch and Buyer, including their respective heirs, successors and assigns.

    D.  Brokers. Any Commissions, fees and expenses in connection with any broker or agent retained by Koch shall be the sole responsibility of Koch. Any commissions, fees and expenses in connection with any broker or agent retained by Buyer shall be the sole responsibility of Buyer.

    E.  Independent Contractors. Koch and Buyer are independent contractors only and are not partners, master/servant, principal/agent or involved herein as parties to any other similar legal relationship with respect to the transactions contemplated under this Agreement or otherwise; and no fiduciary relationship, nor any other relationship imposing vicarious liability shall exist between the parties under this Agreement or otherwise at law.

    F.  Survival of Terms and Conditions. This Agreement, and all covenants, promises, agreements, conditions, warranties, representations and understandings contained herein, or contained in any modification, change or amendment of this Agreement pursuant to Article XV hereof, shall survive the termination or expiration of the term of this Agreement for purposes of enforcement of rights occurring prior to such termination or expiration.

    G.  Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated under this Agreement, including, without limitation, obtaining all necessary actions, waivers, consents and approvals from governmental entities or third parties and making all necessary or appropriate filings and taking all commercially reasonable steps necessary to obtain any approval or waiver from any governmental entities or other third parties.

     IN WITNESS WHEREOF, the parties have executed this Agreement to be effective on the Effective Date by their respective officers thereunto duly authorized.

                                ("Koch")                               KOCH NITROGEN COMPANY

                                                                             By:

                                                                             Title:
Attest:

Secretary/Assistant Secretary

                               ("Buyer")                                 EL DORADO CHEMICAL COMPANY

                                                                              By:

                                                                              Title:
Attest:

Secretary/Assistant Secretary

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